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                            REGISTRATION RIGHTS AGREEMENT


                                        among


                                 PRIME SERVICE, INC.
                                a Delaware corporation


                                         and


                                   the SHAREHOLDERS
                         listed on the signature pages hereof




                            ------------------------------




                             Dated as of October 25, 1996


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                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PREAMBLE.......................................................................1

RECITALS.......................................................................1

Section 1.    Definitions.....................................................1

Section 2.    Incidental Registration.........................................3

Section 3.    Limitations on Incidental Registration..........................4

Section 4.    Registration on Request.........................................5

Section 5.    Underwritten Offerings..........................................6

Section 6.    Registration Procedures.........................................7

Section 7.    Expenses of Registration........................................7

Section 8.    Indemnification.................................................8

Section 9.    Miscellaneous..................................................10

Exhibit A     Sample IPO Lock-Up Agreement

Exhibit B     Schedule of Registrable Stock

                            REGISTRATION RIGHTS AGREEMENT

              REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 25, 1996, among PRIME SERVICE, INC., a Delaware corporation (the "Company"), and the entities listed on the signature pages of this Agreement as the "SHAREHOLDERS" (the "Shareholders").

                                W I T N E S S E T H :

              WHEREAS, the Company intends to effect an initial public offering of its Common Stock (the "IPO");

              WHEREAS, the shares of Common Stock held by the Shareholders are eligible for sale in the public market in compliance with Rule 144 or Regulation S, each promulgated under the Securities Act of 1933, as amended (the "Act");

              WHEREAS, the Company believes that unorganized sales of shares of Common Stock by the Shareholders in the public market could have an adverse effect on prevailing market prices for the Common Stock and could adversely impact the Company's ability to effect the IPO;

              WHEREAS, in order to sustain an orderly market for the Common Stock the Company desires that each of the Shareholders execute lock-up agreements with respect to the shares of Common Stock held by each such Shareholder (the "IPO Lock-Up Agreements") pursuant to which the Shareholders agree, for a period of 180 days after the date of the IPO (the "IPO Lock-up Period") not to offer, sell, transfer or otherwise dispose of any shares of Common Stock without the prior written consent of the Underwriters; and

              WHEREAS, in order to induce the Shareholders to enter into the IPO Lock-Up Agreements, and in consideration therefor, the Company has agreed to grant registration rights to the Shareholders with respect to the shares of Common Stock as set forth herein.

              NOW, THEREFORE, the parties hereto agree as follows:

              1.   DEFINITIONS.

                   (a) As used in this Agreement the following terms shall have the following meanings:

                   "ACT":  as defined in the preamble.

                   "COMMISSION": the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                   "COMMON STOCK": the common stock, $0.01 par value, of the Company.

                   "COMPANY":  as defined in the preamble.

                   "EFFECTIVE DATE": the date on which the Registration Statement, registration Number 333-11517, of the Company's Common Stock is declared effective under the Act.

                   "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                   "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                   "HOLDER":  a Shareholder or a Permitted Transferee.

                   "INITIATING SHAREHOLDER": means Investcorp S.A., so long as such entity or one or more of its affiliates is holding Registrable Stock outstanding at the time and initiating a request for registration pursuant to
Section 4(a).

                   "IPO":  as defined in the preamble.

                   "IPO LOCK-UP AGREEMENTS": as defined in the preamble and a copy of which is attached hereto as Exhibit A.

                   "IPO LOCK-UP PERIOD":  as defined in the preamble.

                   "PERMITTED TRANSFER": any transfer of the Common Stock that is permitted under the terms of the IPO Lock-Up Agreements.

                   "PERMITTED TRANSFEREE": any transferee that receives Common Stock in a transfer of the Common Stock which is permitted under the terms of the IPO Lock-Up Agreements, and who agrees in writing to become bound by the terms of this Agreement.

                   "PERSON": an individual, partnership, joint venture, corporation, trust, unincorporated organization or a government or any department or agency thereof.

                   "PIGGYBACK NOTICE":  as defined in Section 2.

                   "PROSPECTIVE SELLER": with respect to any registration, a Holder that proposes to include shares of Registrable Stock in such registration.

                   "REGISTER," "REGISTERED" and "REGISTRATION": a registration effected by preparing and filing a registration statement in compliance with the Act, the declaration or ordering of effectiveness of such registration statement by the Commission and the compliance
                                          2
with all applicable state securities or blue sky laws which will permit the sale of Registrable Stock to the public.

                   "REGISTRABLE STOCK": (i) those shares of Common Stock held by Shareholders that were received by such Shareholders upon conversion of shares of the Company's Class A Stock, Class C Stock or Class D Stock to Common Stock upon the consummation of the IPO pursuant to the Company's Certificate of Designations and (ii) any Common Stock issued or issuable with respect to or in exchange for such shares of Common Stock by reason of a stock dividend or other distribution on such shares or stock split or in connection with a combination of shares, recapitalization, reclassification, exchange, offer, merger, consolidation or other reorganization. Each share of Registrable Stock shall cease to be Registrable Stock when (a) a registration statement with respect to the sale of such stock shall have become effective under the Act and such stock shall have been disposed of in accordance with such registration statement,
(b) such stock ceases to be outstanding, (c) such stock is no longer held by a Holder or (d) the fourth anniversary of the IPO has occurred. A schedule of the number of shares of Registrable Stock held by each Shareholder as of the date of this Agreement is attached hereto as Exhibit B.

                   "REGISTRATION EXPENSES":  as defined in Section 7.

                   "UNDERWRITTEN OFFERING": a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                   (b) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or document made or delivered pursuant hereto.

                   (c) As used herein and in any certificate or other documents made or delivered pursuant hereto, accounting terms not defined in
Section 1(a) and accounting terms partly defined in Section 1(a) to the extent not defined, shall have the respective meanings given to them under GAAP.

                   (d) Any reference to any provision of or rule under the Act shall encompass any successor provision or rule.

                   (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                   (f) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

              2. INCIDENTAL REGISTRATION. If the Company proposes to register any of its securities for sale (other than a registration relating to the sale of securities to employees of the

                                          3

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Company pursuant to a stock option, stock purchase or similar plan including a registration statement on Form S-8, an exchange offer, a Rule 145 transaction or in connection with the acquisition of the assets or shares of or merger or consolidation with another company), and the registration form to be used may also be used for the registration of the Registrable Stock, then it shall give written notice (a "Piggyback Notice"), at its expense, to all Holders then holding Registrable Stock of its intention to do so at least 10 business days prior to the filing of a registration statement with respect to such registration with the Commission. The Company shall specify in the Piggyback Notice the form and manner of, and the other relevant facts involved in, such proposed registration. If any Holder desires to dispose of all or part of its Registrable Stock in such registration, it shall deliver to the Company, within 10 business days after receipt of the Piggyback Notice, written notice of such request stating the number of shares of Registrable Stock so proposed to be sold by such Holder. Any Holder may withdraw its request for inclusion at any time prior to five days prior to the effective date of the registration statement for such registration. The Company shall use its commercially reasonable efforts (and, in any event, shall comply with the provisions of Section 6) to cause all shares of Registrable Stock specified in such written notice to be included in such registration, subject, however, to the limitations set forth in Section 3 and provided that, for purposes of this sentence, commercially reasonable efforts shall not require the Company or any other seller of securities of the Company (other than a Holder of Registrable Stock), to reduce the amount or sale price of such securities proposed to be so registered. No registration of Registrable Stock effected under this Section 2 shall relieve the Company of its obligation to effect registration of Registrable Stock upon the request of the Initiating Shareholder pursuant to Section 4.

              3.   LIMITATIONS ON INCIDENTAL REGISTRATION.

                   (a) If the registration of which the Company gives notice pursuant to Section 2 is for the purpose of permitting a disposition of securities pursuant to an Underwritten Offering, the Piggyback Notice shall so state, and, if requested to do so by the managing underwriter of the offering, the Company shall have the right to limit the aggregate size of the offering or the number of shares of Registrable Stock to be included therein by the Holders in accordance with the provisions of Section 3(b) below.

                   (b) Whenever the number of shares that may be registered pursuant to Section 2 is limited by the provisions of Section 3(a) above, the Company shall have priority as to sales over the Holders, and each Holder hereby agrees that he or she shall withdraw his or her securities from such registration to the extent necessary to allow the Company or any other seller of securities of the Company (other than a Holder of Registrable Stock) to include all the shares it desires to include in such registration, and thereafter the number of shares of Registrable Stock to be included in such registration shall be allocated pro rata among holders of Registrable Stock with such allocation to be made on the basis of the number of shares requested to be included in such registration by such holders.

                   (c) Nothing herein shall be construed as creating an obligation on the part of the Company to register Registrable Stock if the Board of Directors of the Company shall

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have determined in its sole discretion not to proceed with a registration of its securities whether or not a Piggyback Notice shall have previously been sent by the Company.
              4.   REGISTRATION ON REQUEST.

                   (a) At any time following the expiration of the IPO Lock-Up Period, the Initiating Shareholder may make by written notice a request that the Company effect the registration under the Act of all or part of such Initiating Shareholder's Registrable Stock, specifying the intended method or methods of disposition thereof; PROVIDED that the Initiating Shareholder is entitled to an aggregate of four such registrations pursuant to this Section 4(a).

                   (b) Upon receipt of the request of the Initiating Shareholder under Section 4(a), the Company shall give written notice of the requested registration within 15 days of receipt of such request to all Holders of Registrable Stock and thereupon shall use its commercially reasonable efforts to effect the registration under the Act of:

                        (i) the Registrable Stock that the Company has been so requested to register by the Initiating Shareholder, for disposition in accordance with the intended method or methods of disposition stated in such request; and

                        (ii) all other Registrable Stock that the Company has been requested to register by the Holders thereof by written request delivered to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the intended method or methods of disposition of such Registrable Stock);

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Stock so to be registered, PROVIDED that if the Initiating Shareholder shall determine that the number of shares of Common Stock to be included in such registration should be limited due to market conditions or otherwise, the Company shall include in such registration the number of shares of Common Stock which the Company is so advised by the Initiating Shareholder can be sold in such offering allocated FIRST PRO RATA among the shares of Registrable Stock requested to be registered by the Initiating Shareholder, and the shares of Registrable Stock held by Holders requesting pursuant to Section 4(b)(ii) that such shares be included in such registration and SECOND, if and to the extent additional shares may be included, PRO RATA among the Company and any other holders of shares of Common Stock, in each case such allocation to be made on the basis of the number of shares requested to be included in such registration by such holders and the Company.

                   (c) Each registration requested pursuant to this Section 4 shall be effected by the filing of a registration statement on the applicable form agreed to in writing by the Initiating Shareholder.

              5.   UNDERWRITTEN OFFERINGS.

                   (a) SELECTION OF UNDERWRITERS. Whenever a registration requested pursuant to Section 4 hereof is for an Underwritten Offering, the Initiating Shareholder shall select managing underwriter(s) of recognized standing to administer the offering, subject to approval by the Company with such approval not to be unreasonably withheld, and each Holder requesting registration of its Registrable Stock for disposition in an Underwritten Offering agrees to include such Registrable Stock in such underwritten offering and shall be bound by the provisions of this Section 5.

                   (b) UNDERWRITING AGREEMENT. If requested by the underwriters for any Underwritten Offering of Registrable Stock pursuant to a registration requested under Section 4 hereof, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain representations and warranties by the Company and other terms and provisions not inconsistent with this Agreement as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in
Section 8 hereof; and the Company will cooperate with such Holders of Registrable Stock to the end that the conditions precedent to the obligations of such Holders of Registrable Stock under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to secondary distributions and shall be otherwise satisfactory to such Holders. The Holders on whose behalf shares of Registrable Stock are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders selling Registrable Stock. Such Holders shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters (including any restrictions on sales inconsistent with Section 5(c) hereof) other than reasonable representations, warranties or agreements regarding such Holder, such Holder's Registrable Stock and such Holder's intended method or methods of disposition and any other representation required by law. If requested by the underwriters for any Underwritten Offering of Registrable Stock pursuant to a registration under Section 2 hereof, the Holders on whose behalf shares of Registrable Stock are to be distributed by such underwriters shall execute and deliver to such underwriters and the Company an Underwriting Agreement, subject to the limitations set forth in the preceding two sentences.

                   (c) RESTRICTIONS ON SALES BY HOLDERS. If any registration subject to Section 2 or 4 shall be in connection with an Underwritten Offering on a firm commitment basis, each Holder agrees, if and to the extent requested in writing by the managing underwriter, not to effect any public sales or distribution (other than as part of such Underwritten Offering pursuant to Section 2 or 4, respectively) of Common Stock, any securities of the Company similar to Common Stock or any securities of the Company convertible, exchangeable or exercisable for Common Stock, including a sale pursuant to Rule 144 or pursuant to a registered offering not being distributed on a firm commitment basis by or through one or more underwriters, within the period from seven days prior to the effective date of such registration statement up to ninety (90)

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days after the effective date of such registration statement or such other period not to exceed one hundred and eighty (180) days after the effective date of such registration statement as may be required by such managing underwriter.

                   (d) RESTRICTIONS ON SALES BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any Common Stock, any securities of the Company similar to Common Stock or any securities of the Company convertible, exchangeable or exercisable for Common Stock (including pursuant to a registered offering not being distributed on a firm commitment basis by or through one or more underwriters) within the period from seven days prior to the effective date of any registration statement that includes Registrable Stock to be distributed by or through one or more underwriters on a firm commitment basis up to ninety (90) days after the effective date of such registration statement or such other period not to exceed one hundred and eighty
(180) days after the effective date of such registration statement as may be required by such managing underwriter unless such sale or distribution is pursuant to such registration statement (or a separate registration statement filed concurrently); PROVIDED, HOWEVER, that the foregoing shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities or the offer or sale of securities by the Company pursuant to a dividend reinvestment plan or to its employees or directors pursuant to an employee benefit plan.

              6.   REGISTRATION PROCEDURES.

                   (a) Each Prospective Seller shall furnish to the Company such information as the Company may reasonably require for inclusion in the registration statement (and the prospectus included therein).

                   (b) The Prospective Sellers shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

              7. EXPENSES OF REGISTRATION. All expenses of registration pursuant to either Section 2 or Section 4, including, without limitation, all registration and filing fees, printing expenses (including reasonable expenses of printing prospectuses), expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of Registrable Stock), fees and disbursements of counsel, auditors or experts for the Company, expenses of any audits incidental to or required by any such registration, expenses of all marketing and promotional efforts requested by the managing underwriter ("Registration Expenses") shall be borne by the Company; PROVIDED, HOWEVER, that each Prospective Seller shall bear all underwriting discounts, commissions or fees and all brokerage fees or commissions relating to the sale of its Registrable Stock and the fees and expenses of counsel for such Prospective Seller.

              8.   INDEMNIFICATION.

                   (a) INDEMNIFICATION BY THE COMPANY. In connection with any registration statement filed pursuant to Section 2 or 4 hereof, the Company shall indemnify and hold harmless each Holder selling Registrable Stock covered by such registration statement, its directors, officers, employees, agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or such underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (including reasonable costs of investigation and reasonable legal expenses), joint or several, to which such Person may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Person specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such securities by such seller. The Company shall agree to a provision for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Shares or the underwriters.

                   (b) INDEMNIFICATION BY THE SELLER. The Company may require, as a condition to including any Registrable Stock in any registration statement filed pursuant to Section 2 or 4 hereof, that the Company shall have received an undertaking satisfactory to it from each Prospective Seller to indemnify and hold harmless such Person, each director of such Person, each officer of such Person who shall sign such registration statement, each Person who participates as an underwriter (if such underwriter so requests) in the offering or sale of such securities and each other Person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses (including reasonable costs of investigation and

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reasonable legal expenses), joint or several, to which such Person may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such actual or alleged statement or omission described in (i) or (ii) above was made in reliance upon and in conformity with written information furnished to such Person through an instrument duly executed by such Prospective Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The indemnification obligations of any Prospective Seller shall not be greater than the dollar amount of the net proceeds received by such Prospective Seller upon the sale of the Registrable Stock giving rise to such obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Person or any such director, officer, participating Person or controlling Person and shall survive the transfer of such securities by such Prospective Seller.

                   (c) NOTICE OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action, proceeding, investigation or threat involving a claim referred to in Section 8(a) or 8(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, proceeding, investigation or threat; PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 8 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, and after notice from the indemnifying party to such indemnified party of its elections so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                   (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Stock with respect to any required registration or other qualification of such Registrable Stock under any state securities or blue sky law or regulation of a governmental authority other than the Act.

                   (e)  CONTRIBUTION.  If the indemnification provided for in
Section 8(a) or 8(b) above is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Such relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                   The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph; PROVIDED that the Company and each holder of Registrable Stock shall agree with each other and the underwriters of the Registrable Stock, if requested by such underwriters, that the underwriter's portion of such contribution shall not exceed the underwriting discount. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The contribution obligations of any Prospective Seller shall not be greater than the excess of (A) the dollar amount of the net proceeds received by such Prospective Seller upon the sale of the Registrable Stock giving rise to such contribution obligation over (B) the dollar amount of any damages that such Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                   (f) INDEMNIFICATION PAYMENTS. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

              9.   MISCELLANEOUS.
                   (a) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by overnight courier service; or delivered (in person or by telecopy) against receipt, in each case to the party to whom it is given: (i) if to the Company, to it at 1625 Park Ten Place, Suite 200, Houston, Texas 77084, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York

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10016, attention:  Charles K. Marquis; and (ii) if to the Holders, to each at the address set forth on Exhibit B to this Agreement.

                   Any notice or other communication given hereunder shall be deemed given when sent, except for a notice changing a party's address, which shall be deemed given at the time of receipt thereof.

                   (b) ASSIGNMENT. Except with respect to Permitted Transferees, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or the Holders without the prior written consent of the other party, and any purported assignment shall be void.

                   (c) BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Holders and their respective successors and permitted assigns.

                   (d) THIRD-PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this Agreement other than any assignee with respect to whom the respective assignment was made in accordance with the terms hereof.

                   (e) EFFECTIVENESS. This Agreement shall be effective as of the Effective Date.

                   (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   (g) GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York without regard to principles of choice or conflicts of laws.

                   (h) ATTORNEY'S FEES. In the event of litigation arising between the parties respecting the subject matter hereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

                   (i) EXPENSES. Except as otherwise specifically set forth herein, each party shall bear its own costs and expenses incurred in connection with this Agreement or the transactions herein contemplated.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.



                                         PRIME SERVICE, INC.



                                         By: /s/ Thomas Bennett
                                            -------------------
                                         Name: Thomas Bennett
                                         Title: Chief Executive Officer

                                         SHAREHOLDERS:

                                         ARLINGTON LIMITED

                                         By: /s/
                                            -------------------

                                         BALLET LIMITED

                                         By: /s/
                                            -------------------

                                         CHASE NOMINEES (GUERNSEY) LIMITED

                                         By: /s/
                                            -------------------

                                         DENARY LIMITED

                                         By: /s/
                                            -------------------

                                         EQUIPMENT EQUITY LIMITED

                                         By: /s/
                                            -------------------

                                         EQUIPMENT HOLDINGS LIMITED

                                         By: /s/
                                            -------------------

                                         EQUIPMENT INVESTMENT LIMITED

                                         By: /s/
                                            -------------------

                                         EQUIPMENT RENTAL LIMITED

                                         By: /s/
                                            ------------------

                                         EQUITY PEA LIMITED

                                         By: /s/
                                            -----------------

                                         EQUITY PEB LIMITED

                                         By: /s/
                                            -----------------

                                         EQUITY PEC LIMITED

                                         By: /s/
                                            -----------------

                                         EQUITY PED LIMITED

                                         By: /s/
                                            -----------------






                                         FLEET EQUITY LIMITED

                                         By: /s/
                                            -----------------

                                         FREEPORT LIMITED

                                         By: /s/
                                            -----------------

                                         GLEAM LIMITED

                                         By: /s/
                                            -----------------

                                         HIGHLANDS LIMITED

                                         By: /s/
                                            -----------------

                                         INVESTCORP INVESTMENT EQUITY LIMITED

                                         By: /s/
                                            -----------------

                                         LAPORTE LIMITED

                                         By: /s/
                                            -----------------

                                         NEW PRIME EQUITY LIMITED

                                         By: /s/
                                            -----------------

                                         NEW PRIME INVESTMENTS LIMITED

                                         By: /s/
                                            -----------------

                                         NOBLE LIMITED

                                         By: /s/
                                            -----------------

                                         OUTRIGGER LIMITED

                                         By: /s/
                                            -----------------

                                         PE HOLDINGS LIMITED

                                         By: /s/
                                            -----------------

                                         PE INVESTMENTS LIMITED

                                         By: /s/
                                            -----------------

                                         PLANO LIMITED

                                         By: /s/
                                            -----------------

                                         PRIME EQUITY LIMITED

                                         By: /s/
                                            -----------------

                                         PRIME HOLDINGS LIMITED

                                         By: /s/
                                            -----------------






                                         QUILL LIMITED

                                         By: /s/
                                            -----------------

                                         RADIAL LIMITED

                                         By: /s/
                                            -----------------

                                         RENTAL EQUITY LIMITED

                                         By: /s/
                                            -----------------

                                         RENTAL HOLDINGS LIMITED

                                         By: /s/
                                            -----------------

                                         SHORELINE LIMITED

                                         By: /s/
                                            -----------------

                                         ZINNIA LIMITED

                                         By: /s/
                                            -----------------

                                      EXHIBIT A
                             SAMPLE IPO LOCK-UP AGREEMENT


                                                             October   , 1996


PRIME SERVICE, INC.
16225 PARK TEN PLACE, SUITE 200
HOUSTON, TX 77084

CS FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
SALOMON BROTHERS INC.
 As Representatives of the Several Underwriters,
  c/o CS First Boston Corporation,
  Park Avenue Plaza,
  New York, N.Y. 10055
CS FIRST BOSTON LIMITED
MERRILL LYNCH INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
  c/o CS First Boston Limited
  One Cabot Square
  London, England E14 4QJ


Dear Sirs:

     As an inducement (i) to the Underwriters to execute the Underwriting Agreement and (ii) to the Managers to execute the Subscription Agreement, in each case pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Common Stock, $0.01 par value per share (the "Securities"), of Prime Service, Inc., a Delaware corporation (the "Company"), the undersigned hereby agrees that, for a period of 180 days after the initial public offering (the "Commencement Date") of the Securities pursuant to the Underwriting Agreement and the Subscription Agreement, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal without the prior written consent of CS First Boston Corporation and CS First Boston Limited or unless pursuant to (a) a bona fide gift, (b) transfers made to family members, trusts or other similar transfers, in each case for estate planning purposes, (c) transfers to affiliated entities and (d) pledges in connection with loans; PROVIDED, HOWEVER, that any person receiving or holding such Securities pursuant to clauses (a), (b), (c) or (d) above agrees in writing with you to be bound by the provisions of this agreement.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

     This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Commencement Date shall not have occurred on or before November 30, 1996.

                                       Very truly yours,

                                       -----------------------------

                                      EXHIBIT B
                            SCHEDULE OF REGISTRABLE STOCK



                                       COMMON
             NAME                    STOCK OWNED      ADDRESS CODE
             ----                    -----------      ------------
Arlington Limited                      616,594            (2)
Ballet Limited                           8,349            (2)
Chase Nominees (Guernsey) Limited      512,893
Denary Limited                           8,349            (1)
Equipment Equity Limited               607,889            (1)
Equipment Holdings Limited           1,197,900            (1)
Equipment Investment Limited         1,787,910            (1)
Equipment Rental Limited             1,094,380            (1)
Equity PEA Limited                     901,863            (1)
Equity PEB Limited                     901,863            (1)
Equity PEC Limited                   1,240,062            (1)
Equity PED Limited                     370,416            (1)
Fleet Equity Limited                 1,197,900            (2)
Freeport Limited                       616,594            (2)
Gleam Limited                            8,349            (2)
Highlands Limited                        8,349            (1)
Investcorp Investment Equity Limited    14,520            (2)
Laporte Limited                        616,594            (1)
New Prime Equity Limited               459,757            (1)
New Prime Investments Limited          457,198            (2)
Noble Limited                            8,349            (2)
Outrigger Limited                        8,349            (1)
PE Holdings Limited                  1,197,900            (1)
PE Investments Limited               1,197,900            (2)
Plano Limited                          616,594            (1)
Prime Equity Limited                 1,197,900            (1)
Prime Holdings Limited               1,197,900            (2)
Quill Limited                            8,349            (2)
Radial Limited                           8,349            (1)
Rental Equity Limited                1,197,900            (1)
Rental Holdings Limited              1,197,900            (2)
Shoreline Limited                        8,349            (2)
Zinnia Limited                           8,349            (2)

ADDRESS CODES

(1) PO Box 1111, West Wind Building, Harbour Drive, George Town, Grand Cayman, British West Indies.

(2) PO Box 2197, West Wind Building, Harbour Drive, George Town, Grand Cayman, British West Indies.